CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Putnam Arizona Tax Exempt Income Fund

We consent to the use of our report dated July 8, 2008 incorporated in this Registration Statement by reference, to the Putnam Arizona Tax Exempt Income Fund and to the references to our firm under the captions “Financial highlights” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS” in the Statement of Additional Information.

/s/KPMG LLP

Boston, Massachusetts
September 22, 2008